Exhibit 31.3

CERTIFICATION

I, J. Douglas Sanders, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Sprouts Farmers Market, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:            February 27, 2015

/s/ J. Douglas Sanders
J. Douglas Sanders
Director, President and Chief Executive Officer (Principal Executive Officer)